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                                                                   Exhibit 10.20


                              [Sprung Letterhead]

                                LEASE AGREEMENT


DATE:             May 30, 2002

BETWEEN:          DRY CREEK RANCHERIA
                  BAND OF POMO INDIANS
                  498B Moore Lane
                  Healdsburg, California 95448
                                                                       (Lessee)

                  and

                  SPRUNG INSTANT STRUCTURES, INC.
                                                                       (Lessor)
SITE LOCATION:    Dry Creek Rancheria, Alexander Valley, California.

EXTERIOR
ARCHITECTURAL
MEMBRANE:
                  Premium Tedlar coated opaque Bayberry Green membrane, no skylight.

STRUCTURE SIZES:
& ACCESSORIES     Structure #1
                  130' x 330' structure, approximately 42,900 square feet, measured maximum width by maximum length, complete with the following accessories:

                   1 - complimentary Graphics Logo at Entrance
                   2 - singled personnel doors c/w hood, panic and closers;
                     - membrane flaps to terminate on rain gutter connector;
                   6 - membrane terminations;
                   8 - Center panel inset entrance door transition packages and frames (doors by others) complete with rain gutter and down spouts;
                   5 - End inset glazing wall door transition packages and
                       frames, (doors by others) complete with rain gutter and down spouts;



                1700 Iowa Avenue, Suite 290, Riverside, CA 92507
                                  [illegible]
      o Allentown, PA   o Atlanta, GA   o Houston, TX   o Indianapolis, IN
         o Los Angeles, CA   o San Francisco, CA   o Salt Lake City, UT

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                                      -2-

Dry Creek Rancheria Band of Pomo Indians
May 30, 2002
130' x 330' and 60' x 310'


                  20 - framed openings, maximum 16 sq.ft.;
                   6 - penetration kits 3/4" - 9";
                   6 - penetration kits (hi-temp) 3/4" - 9";
                     - perimeter aluminum flat bar;
                     - Premium Tedlar coated exterior membrane;
                     - insulation package to the peak, complete with black
                       interior liner.
                     - all as per drawings #P01303.0, P01303.1, P01303.2, all
                       Rev 11.

                  Structure #2
                  60' x 310' structure; approximately 18,600 square feet, measured maximum width by maximum length, complete with the following accessories:

                   1 - Complimentary Graphic Logo at Entrance
                   2 - double personnel doors c/w hood, panic and closers;
                   3 - double personnel doors, XL c/w hood, panic and closers; 2 - 19'-2" wide by 4' insulated entrance vestibules;
                  12 - framed openings, maximum 16 sq. ft.;
                   3 - penetration kits (hi-temp) 3/4" - 9";
                   3 - penetration kits 3/4" - 9";
                     - perimeter aluminum flat bar
                     - premium tedlar coated exterior membrane;
                     - insulation to peak, complete with black interior liner;
                     - all as per drawings #P01303.0, P01303.1, P01303.2, all
                       Rev 11.

LEASE PERIOD:     Twenty four months firm.

MONTHLY LEASE
PRICE:            F.O.B. Alexander Valley, California:                $42,623.00

TERMS: $42,623.00 with order for the first months; $42,623.00 monthly in advance thereafter for the next twenty-three months, with the second monthly payment due within thirty (30) days after delivery.

                  Payment due upon receipt of invoice. One and one half percent (1 1/2%) per month (18% per annum) will be charged for late payment.

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                                      -3-

Dry Creek Rancheria Band of Pomo Indians
May 30, 2002
130' x 330' and 60' x 310'


                  This lease agreement commences upon signing, however, LEASE PERIOD will commence on delivery of the structures.

RESPONSIBILITY:   Leased structures shall be at Lessee's risk from delivery to
                  Lessee until redelivery to Lessor, and Lessee shall, at its cost, maintain the structures in the same condition as when delivered, normal usage excepted, and return the structure to Lessors in said condition at the end of the lease period.

                  In addition, Lessee acknowledges that if the above described Sprung Instant Structures are damaged, Lessee will completely restore the structures prior to its return to the Lessor. If this is not possible, 10 days after notification is given by the Lessor, the Lessee will buy the structures or portion thereof at the Lessors normal selling price less the applicable percentage of the rental paid during the option period, as described under PURCHASE OPTION, below.

EXTERIOR
MEMBRANE:         In the event that the Lessee is required to purchase the
                  exterior membrane only as a result of the RESPONSIBILITY clause above, the purchase price of the exterior membrane will be $270,345.00.

INSURANCE:        Leased structures must be insured by the Lessee for
                  occupancy liability hazards and in the amount of the full purchase price for any loss due to physical damage to the structures. Prior to delivery of the structures a cover note, or policy documentation, showing loss payable to Lessor, and Lessor as an additional named insured, is required from the insurer(s). The Lessor's delivery of the leased structures prior to receiving the said insurance documentation shall not operate as a waiver or release of the Lessee's aforesaid insurance obligations.

                  Purchase Price: $1,542,458.00.

STRUCTURE
ELECTION:         The Lessor will supply two Technical Consultants on site to provide information about structure assembly and erection and will supply hand tools for the Lessee's use, at no charge. The
                  Lessor's Technical Consultants are not authorized to perform any other services. The Lessee alone is responsible for supervision of and safety compliance in structure compliance in structures location, assembly and

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                                      -4-


Dry Creek Rancheria Band of Pomo Indians
May 30, 2002
130' x 330' and 60' x 310'


                  erection. The Lessee agrees to indemnify and save Lessor harmless from losses due to bodily injury and/or damage to the property of others arising out of the erection and/or dismantling of goods supplied by Lessor, except to the extent such losses arise from the grossly negligent act or omission or wilful misconduct of the Lessor or any agent or employee of the Lessor.

                  Recommended equipment and manpower for 130' x 330', 60' x 310' and 50' x 160' structures:

                  a. Manlifts and Scissorlifts.
                  b. Electrical power to site.
                  c. 26 workmen for approximately 65, 8 hour working days.

CRANE: The Lessor requests that the Lessee supply a crane, with operator and rigger to assist in raising the free span aluminum beams. It will be needed for approximately 44 hours.

ANCHORAGE:        Concrete footings. Base reactions will be provided when
                  required.

TECHNICAL
CONSULTANT:       The Lessor's Technical Consultants are supplied for the
                  execution of these structures, as described above. Their air and ground travel, accommodation and meals will be charged to you at a total fixed cost of $40,000.00 for the 130' x 330', 60' x 310' and 50' x 160' structures

OVERTIME:         The Lessor's Technical Consultant is supplied for an 8 hour day, 5 days per week. Any request for overtime must be agreed to in writing by Lessee prior to overtime taking place and will be charged to the Lessee at the rate of $20.00 per hour.

DISMANTLING:      Leased structures will require the Lessor's Technical
                  Consultants for dismantling who will be made available by Lessor upon receipt of 30 days advance notice from Lessee. The same terms as outlined above under the heading STRUCTURE
                  ERECTION will apply, except that dismantling procedures will take approximately one-half of the erection time.
                  Accommodation, meals and ground transportation will be charged at $170.00 per day. Airfare will be charged at cost.

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                                      -5-

Dry Creek Rancheria Band of Pomo Indians
May 30, 2002
130' x 330' and 60' x 310'


ESTIMATED
SHIPPING DATE:    To be confirmed on receipt of order.

DELIVERY:         Lessor will arrange, on behalf of Lessee, delivery of these structures by commercial carrier, F.O.B destination, to Lessee's site in Alexander Valley, California at a total fixed cost of $9,600.00 for the 130' x 330', 60' x 310' and 50' x
                  160' structures.

PURCHASE
OPTION: The Lessee has the option to purchase the structures as follows:

                  i) If all lease payments have been made on time during the first four months of the lease period, 100% of these payments will be credited toward the purchase price, or

                  ii) If all lease payments have been made on time during the first twenty-four months of the lease period, 40% of these payments will be credited towards the purchase price.

                  Either option can only be exercised by presentation of Lessee's cheque for the full purchase price, less the applicable credit, on or before the expiration of the applicable option period.

NON-PAYMENT:      In the event of non-payment of any lease payment by due date,
                  Lessor shall give Lessee written notice of such default. If such default is not cured within ten (10) business days from such notice, the Lessee hereby authorizes Lessor to enter on to the premises at any time, without hindrance, for the purposes of dismantling and removing the structures, and the Lessee will be responsible for all costs. This is in addition to all other rights, remedies and powers.

WAIVER OF
CLAIMS & LIENS:   The Lessee hereby consents to the placement of the structures on the Lessee's Tribal land without charge to Lessor. The
                  Lessee hereby waives fully and completely any and all claims, liens, encumbrances or charges, legal, equitable or otherwise, to the structures, which the Lessee may at anytime have or assert on or against the structures or against Lessor. Without limiting the generality of the foregoing, the Lessee agrees that the structures shall at all times remain the personal property of the Lessor and shall not become a part of the
                  Lessee's real or personal property.
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                                      -6-

Dry Creek Rancheria Band of Pomo Indians
May 30, 2002
130' x 330' and 60' x 310'


CONSENT TO
ENTRY ONTO
TRIBAL LAND:      The Lessee hereby consents to Lessor, its agents, employees and independent contractors and officers of the court, upon any default of the Lease Agreement or expiration of the lease term, to enter onto the Tribe's real property to dissemble and remove the Structures and in connection therewith, to bring onto the Tribe's property all equipment necessary or appropriate for the disassembly and removal of the structures.

TRIBAL PERSONAL
PROPERTY:         On condition that Lessor have given to the Lessee at least ten
                  (10) business days notice of Lessor's intention to exercise its remedies under the Lease Agreement, Lessor may remove and store in a public warehouse, in each case at the expense of the Lessee, any personal property of the Lessee located in or on the structures at the time as Lessor exercises its remedies under the Lease Agreement.

WAIVER OF
SOVEREIGN
IMMUNITY:         Lessee hereby unequivocally waives its tribal sovereign
                  immunity in favor of Lessor with regard to all claims, disputes or other matters arising out of or related to this Lease Agreement, including, without limitation, Lessor's right to commence court action, obtain judgement and enforce such judgement against Lessee for:

                  (i) damages for any breach of the Lease Agreement; Lessor's damages will be limited to what the Lessor would be entitled to under the terms of the Lease Agreement.

                  (ii)  specific performance of the terms of the Lease
                        Agreement;

                  (iii) (a) an order authorizing Lessor, its agents, employees or independent contractors, and officers of the court to enter onto the Lessee's property to dissemble and remove the Structures; and (b) in connection with such action, to bring onto the Lessee's real property all equipment necessary or appropriate for the disassembly and removal of the Structures: and
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                                      -7-

Dry Creek Rancheria Band of Pomo Indians
May 30, 2002
130' x 330' and 60' x 310'


                  (iv) obtaining the process of any court of competent jurisdiction, including, without limitation, the court described in the paragraph immediately below to enforce any judgement entered in favor of Lessor.

                  In furtherance of the foregoing waiver of sovereign immunity, Lessee hereby consents to:

                  (i) the jurisdiction of the United States District Court for the Northern District of California and, if jurisdiction does not lie in said court, then the Superior Court for the state of California (each, a "Court"):

                  (ii) each Court hearing, determining and enforcing any claims, disputes or other matters arising out of or related to the Lease Agreement;

                  (iii) be bound by any decision of the Court; and

                  (iv) have any award of the Court enforced by process of any federal or state court of competent jurisdiction.

ATTORNEY'S
FEES: If either party engages the services of a lawyer to enforce the provisions of this Lease Agreement, each party agrees to pay to the prevailing party all costs and expenses thereof, including without limitation, reasonable attorney's fees.

RETURN
FREIGHT: The Lessee acknowledges responsibility to return the structures and tools, prepaid, to the Lessor's depot at Salt Lake City, Utah upon expiration of the lease or upon dismantling in the event of non-payment of the lease.

PERMITS, LICENSES
AND TAXES:        Lessee acknowledges and accepts responsibility for obtaining all required permits, licenses or clearances of any type for erection and use of the structures, provided that Lessor shall be solely responsible for obtaining and maintaining throughout the term of this Lease Agreement a vendor's license issued by the Dry Creek Gaming Commission in conformance with the
                  Tribal-State Compact to which Lessee is signatory. Lessee is also responsible for the payment of all applicable fees and/or taxes, if any;
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                                      -8-

Dry Creek Rancheria Band of Pomo Indians
May 30, 2002
130' x 330' and 60' x 310'


                  Standard pre-engineered drawings are available upon request.

                  This Lease Agreement shall not be effective and Lessor shall not be required to commence fabrication of the structures unless and until the Tribal Gaming Authority has issued a two-year vendor license for Lessor, which license must be effective for the two year period of this Lease Agreement.

TAX
ASSESSMENT:       In the event Sprung Instant Structures is assessed either the
                  Business Personal Property Tax or Possessory Interest Tax by the Sonoma County Tax Authority, the Lessee is responsible for reimbursing this tax to Lessor.

LIABILITY:        The goods and services described herein will be supplied and performed by the Lessor on the express condition that the Lessor will have no liability whatsoever to the Lessee for any losses or damages which the Lessee may suffer as a direct or indirect result of labor strikes or disturbances to the extent caused or contributed to by the degree of participation of organized labor, or lack thereof, in the manufacture, supply, erection, dismantling or performance of such goods and services expressly releases the Lessor from any and all claims which the Lessee may have in relation thereto.

SNOW LOAD:        The structures are designed to shed snow. In the event that these structures are to be erected in a heavy snow fall area the Lessee will be responsible for keeping the sides of the structures clear to permit the shedding action to take place.
                  Lessor shall advise lessee as to the recommended clearance around the structures.

RESTOCKING:       Should circumstances require Lessee to request that this Lease
                  Agreement be terminated prior to shipment of the structures a mobilization and restocking charge of $613,648.00 will apply.

CONDITIONS:       Lessor shall have the absolute and unfettered right in its sole and absolute discretion to terminate this Lease Agreement unless (i) the Dry Creek Rancheria Band of Pomo Indians shall have signed and delivered to and in favor of the Lessor an appropriate and acceptable resolution duly adopted by the
                  appropriate tribal body of the Dry Creek Rancheria Band of
                  Pomo Indians authorizing the
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                                      -9-

Dry Creek Rancheria Band of Pomo Indians
May 30, 2002
130' x 330' and 60' x 310'


                  entering into of this Lease Agreement, and, (ii) Dry Creek Casino, LLC, Nevada Gold & Casinos, Inc., Jenkins Entertainment Group, LLC and Wintun Lodges, LLC, shall each have signed and delivered to and in favor of Lessor that certain Guaranty of Lease in the form of attached hereto as Exhibit #1.

ENTIRE
AGREEMENT:        This agreement shall constitute the entire agreement between the Lessor and the Lessee and neither party makes any representations, guarantees, undertakings, promises or warranties with respect to the matters contained herein, either expressed or implied, statutory or otherwise, except those which are expressly set forth herein.

ACCEPTED BY:      DRY CREEK RANCHERIA                 SPRUNG INSTANT STRUCTURES,
                  BAND OF POMO INDIANS                INC.



                  Per: /s/ Elizabeth Elgin DeRouen    Per: /s/ (illegible)
                       ------------------------------      ---------------------

                  Print Name: Elizabeth Elgin DeRouen
                              -----------------------

                  Title: Tribal Chairperson           Per: /s/ (illegible)
                         ----------------------            ---------------------

                  Dated: 6-19-02                      Dated: 6-27-02
                         ----------------------              -------------------